Exhibit 10.18

[Execution]

FORBEARANCE AGREEMENT AND

AMENDMENT NO. 2 to LOAN AGREEMENT

THIS FORBEARANCE AGREEMENT AND AMENDMENT NO. 2 TO LOAN AGREEMENT, dated as of July 18, 2025 (the “Forbearance Agreement”) is entered into by and among STARCO BRANDS, INC., a Nevada corporation (“Starco”), WHIPSHOTS HOLDINGS, LLC, a Delaware limited liability company (“Whipshots Holdings”), WHIPSHOTS, LLC, a Wyoming limited liability company (“Whipshots”), THE AOS GROUP INC., a Delaware corporation (“AOS Group”), SKYLAR BODY, LLC, a Delaware limited liability company (“Skylar”), SOYLENT NUTRITION, INC., a Delaware corporation (“Soylent”; and together with Starco, Whipshots Holdings, Whipshots, AOS Group and Skylar, individually and collectively, jointly and severally, the “Borrower”) and Gibraltar Business Capital, LLC, a Delaware limited liability company (“Lender”).

W I T N E S S E T H:

Whereas, Lender and Borrower have entered into financing arrangements pursuant to which Lender has made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated as of May 24, 2024, by and between Lender and Borrower (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Loan Documents;

Whereas, in accordance with the (a) Notice of Event Default and Reservation of Rights, dated November 22, 2024, certain Events of Default have occurred under the Loan Agreement as a result of (i) Borrowers’ failure to deliver to Lender, within forty five (45) days following the month ended September 30, 2024 that was the end of a fiscal quarter, a copy of the internal financial statements of the Loan Parties regarding such month, as required by Section 6.6(b) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (ii) Borrowers’ failure to deliver to the Lender, within thirty (30) days following the month ended September 30, 2024, a Compliance Certificate, as required by Section 6.7(d) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (iii) Borrowers’ failure to deliver to Lender additional information (including nonfinancial information) reasonably requested by Lender with respect to the internal financial statements delivered to Lender for the month ended August 31, 2024, as required by section 6.6(b) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement and (iv) Borrowers’ failure to provide to Gordon Brothers, as Lender’s authorized representative in connection with an updated appraisal of Borrowers’ Inventory, information regarding the operations, business affairs, financial condition and Collateral of Borrowers, as required by Section 6.6(f) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (b) Notice of Events of Default and Reservation of Rights dated December 4, 2024, certain additional Events of Default have occurred as a result of (i) Borrowers’ failure to deliver to Lender, within thirty (30) days following the month ended October 31, 2024, a copy of the internal financial statements of the Loan Parties regarding such month, as required by Section 6.6(b) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement and (ii) Borrowers’ failure to deliver to the Lender, within thirty (30) days following the month ended October 31, 2024, a Compliance Certificate, as required by Section 6.7(d) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (c) Notice of Events of Default and Reservation of Rights dated January 21, 2025, certain additional Events of Default have occurred as a result of Borrowers’ failure to maintain the minimum EBITDA of ($300,000) for the five (5) month period ended September 30, 2024, as required by Section 8.1 of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (d) Notice of Events of Default and Reservation of Rights dated April 7, 2025, certain additional Events of Default have occurred as a result of (i) Borrowers’ failure to maintain the minimum EBITDA of (A) $850,000 for the eight (8) month period ended December 31, 2024 and (B) $1,100,000 for the nine (9) month period ended January 31, 2025, each as required by Section 8.1 of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; (ii) Borrowers’ failure to deliver to Lender, within thirty (30) days following each of the months ended December 31, 2024, January 31, 2025 and February 28, 2025, a copy of the internal financial statements of the Loan Parties regarding such month, as required by Section 6.6(b) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; (iii) Borrowers’ failure to deliver to the Lender, within thirty (30) days following each of the months ended November 30, 2024, December 31, 2024, January 31, 2025 and February 28, 2025, a Compliance Certificate, as required by Section 6.7(d) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; (iv) Borrowers’ failure to deliver to Lender, within ninety (90) days following the fiscal year ended December 31, 2024, a copy of the annual audited consolidated financial statements of the Loan Parties regarding such fiscal year, as required by Section 6.6(a) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; (v) Borrowers’ failure to deliver to Lender, within thirty (30) days following the fiscal year ended December 31, 2024, projections for the operations of the Loan Parties’ business for the fiscal year immediately following such fiscal year, as required by Section 6.6(e) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement, (e) Notice of Events of Default and Reservation of Rights dated June 13, 2025, certain additional Events of Default have occurred as a result of (i) Borrowers’ failure to maintain the minimum EBITDA of (A) $1,200,000 for the ten (10) month period ended February 28, 2025, (B) $1,300,000 for the eleven (11) month period ended March 31, 2025 and (C) $1,400,000 for the twelve (12) month period ended April 30, 2025, each as required by Section 8.1 of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; (ii) Borrowers’ failure to deliver to Lender, within forty five (45) days following the month ended March 31, 2025 and thirty (30) days following the month ended April 30, 2025, a copy of the internal financial statements of the Loan Parties regarding such month, as required by Section 6.6(b) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement; and (iii) Borrowers’ failure to deliver to the Lender, within thirty (30) days following each of the months ended March 31, 2025 and April 30, 2025, a Compliance Certificate, as required by Section 6.7(d) of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement and (f) Borrowers’ failure to maintain the minimum EBITDA of $2,200,000 for the twelve (12) month period ended May 31, 2025, as required by Section 8.1 of the Loan Agreement and resulting in an Event of Default under Section 9.2(a) of the Loan Agreement (collectively, the “Existing Events of Default”);

WHEREAS, as a result of the occurrence of the Existing Events of Default under the Loan Agreement and other Loan Documents, Borrower has requested that Lender (a) forbear from exercising its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law arising in respect of the Existing Events of Defaults; and (b) agree to make certain amendments to the Loan Agreement; and

WHEREAS, by this Forbearance Agreement, Borrower and Lender desire and intend to evidence such forbearance and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1 Existing Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below, and Section 1.1 of the Loan Agreement shall be deemed and is hereby amended to include, in addition to and not in limitation of all other definitions, each of the following defined terms in appropriate alphabetical order:

(a) “Existing Events of Default” shall have the meaning ascribed to such term in the recitals of the Forbearance Agreement.

(b) “Forbearance Agreement” shall mean the Forbearance Agreement and Amendment No. 2 to the Loan Agreement, dated as of July 18, 2025, by and between Borrower and Lender, as the same now exists or may hereafter be amended, modified, extended, renewed restated or replaced.

(c) “Forbearance Effective Date” shall mean the date on all of the conditions precedent set forth in Section 8 have been satisfied, waived, or the time for satisfaction extended in writing by Lender.

(d) “Forbearance Period” shall mean the period commencing on the Forbearance Effective Date and ending on the Forbearance Termination Date.

(e) “Forbearance Termination Date” shall have the meaning given to such term in Section 4.2 of the Forbearance Agreement.

(f) “Paid in Full” or “Payment in Full” mean the indefeasible payment and satisfaction in full in immediately available funds of all of the Obligations (other than contingent and indemnification obligations for which no claim has been made) and the termination of the financing arrangements provided by Lender to Borrower on terms and conditions acceptable to Lender and otherwise in accordance with the terms of the Loan Agreement and the other Loan Documents, including without limitation the provision of cash collateral or other security sufficient to collateralize or otherwise secure the prompt payment and performance of any contingent or unliquidated Obligations as determined by Lender in its Permitted Discretion.

SECTION 2. AMENDMENTS to Loan agreement.

2.1 Permitted Indebtedness. Effective as of the date hereof, clause (f) of the definition of “Permitted Indebtedness” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Subordinated Debt in an aggregate principal amount not exceeding $10,000,000, so long as such Subordinated Debt is subject to the terms of a Subordination Agreement.”

SECTION 3. ACKNOWLEDGMENTS AND AGREEMENTS.

3.1 Acknowledgment of Indebtedness. Borrower hereby acknowledges, confirms and agrees, subject to the terms of the Loan Documents, that as of the close of business on July 17, 2025, Borrower is indebted to Lender for Obligations in the aggregate principal amount of $4,222,125.36, which amount, together with all interest accrued and accruing thereon at the Default Rate, and all costs, fees, expenses and other charges now or hereafter payable by Borrower to Lender, is, as of the date hereof, subject to the terms of the Loan Documents, unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

3.2 Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Lender has, and shall continue to have, valid, enforceable and perfected liens upon and security interests in the Collateral and all other assets and properties of Borrower upon or in which Lender has been granted or holds a lien or security interest.

3.3 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower to Lender and is in full force and effect as of the date hereof; (b) the agreements and obligations of Borrower contained in the Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms thereof, and Borrower has no valid defense to the enforcement of such obligations as of the date hereof; and (c) Lender are and shall be entitled to all of the rights, remedies and benefits provided for in the Loan Documents.

3.4 No Obligation to Lend. Borrower hereby acknowledges, confirms and agrees that notwithstanding anything in this Forbearance Agreement or any other Loan Document to the contrary, Lender shall have no further obligations to make any additional Revolving Loans, advances, or other financial accommodations to Borrower; provided, that, Lender may continue to make additional Revolver Loans to Borrower so long as (i) such Revolver Loans shall continue to be and remain subject to the Borrowing Base Amount pursuant to the Loan Agreement, and (ii) no Default or Event of Default, other than the Existing Events of Default, shall exist or shall have occurred and be continuing. Borrower further acknowledges, confirms and agrees that any Revolving Loans, advances, or other financial accommodations made by Lender to Borrower, if any, shall be in Lender’s sole and absolute discretion.

3.5 Reasonably Equivalent Value. The Borrower hereby admits, acknowledges and agrees that (i) the Lender’s entry into, and covenants to perform in accordance with, this Forbearance Agreement and (ii) the Lender’s consummation of the transactions contemplated in this Forbearance Agreement, constitute “new value” and “reasonably equivalent value,” as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by the Borrower as of the Effective Date of this Forbearance Agreement in contemporaneous exchange for the Borrower’s entry into, and covenants to perform in accordance with, this Forbearance Agreement, and the Borrower’s consummation of the transactions contemplated hereby.

SECTION 4. FORBEARANCE.

4.1 Acknowledgment of Existing Events of Default. Borrower hereby acknowledges, confirms and agrees that (a) each Specified Event of Default has occurred and is continuing; (b) each Existing Event of Default constitutes an Event of Default under the Loan Agreement and the other Loan Documents; and (c) in the absence of this Forbearance Agreement, the occurrence of the Existing Events of Default entitles Lender to exercise its rights and remedies under the Loan Documents, applicable law and otherwise.

4.2 Forbearance.

(a) In reliance upon the representations, warranties and covenants of Borrower contained in this Forbearance Agreement, and subject to the terms and conditions of this Forbearance Agreement, Lender agrees that, subject to the terms and conditions contained herein, during the period commencing on the Forbearance Effective Date and ending on the earlier of the following dates (the earliest of such dates being referred to herein as the “Forbearance Termination Date”): (i) the date of the occurrence of any Forbearance Termination Event or any Event of Default, other than the Existing Events of Default, and (ii) September 16, 2025, Lender shall forbear from exercising any of its rights and remedies arising under the Loan Documents or applicable law due to the occurrence of the Existing Events of Default.

(b) So long as no Forbearance Termination Event or any Event of Default, other than the Existing Events of Default, has occurred, the Forbearance Termination Date shall be extended until (i) October 16, 2025; provided, that, Borrower shall have delivered to Lender, on or before August 31, 2025, evidence in form and substance acceptable to Lender that Borrower has maintained minimum EBITDA, for period commencing on May 1, 2025 through and including July 31, 2025, equal to or greater than $300,000 and (ii) November 15, 2025; provided, that, Borrower shall have delivered to Lender, on or before September 30, 2025, evidence in form and substance acceptable to Lender that Borrower has maintained, minimum EBITDA for period commencing on May 1, 2025 through and including August 31, 2025, equal to or greater than $300,000;

(c) Upon the Forbearance Termination Date, the agreement of Lender to forbear with respect to the Existing Events of Default shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit Lender to immediately exercise, without any further notice or forbearance of any kind, all of its rights and remedies under the Loan Agreement and other Loan Documents, applicable law or otherwise with respect to the Existing Events of Default or any other Event of Default which shall exist or shall have occurred and be continuing at such time, including without limitation, the right to require payment in full in cash of all Obligations or any portion thereof.

(d) No termination of the Loan Agreement or other Loan Documents shall relieve or discharge Borrower of its duties, covenants and obligations under the Loan Documents until all Obligations have been indefeasibly paid and satisfied in full in immediately available funds on terms and conditions acceptable to Lender. Borrower hereby expressly waives any right to receive notification under Section 9-611 of the UCC or otherwise of any disposition of any Collateral by Lender or its designees, and waives any rights under Sections 9-620(e) and 9-623 of the UCC.

4.3 No Waiver; Reservation of Rights.

(a) Lender has not waived, is not by this Forbearance Agreement waiving and has no intention of waiving the Existing Events of Default or any other Event of Default that has occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof, whether any such Events of Default are the same or similar to the Existing Events of Defaults. Except with respect to the Existing Events of Default, in each case, as and to the extent expressly set forth in Sections 4.2(a) above, Lender has not agreed to forbear from exercising any of its rights or remedies concerning any Event of Default that may have occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof.

(b) Subject to Sections 4.2 above, Lender reserves the right to exercise any or all of its rights and remedies under the Loan Documents or otherwise as a result of any Event of Default that may be continuing on the date hereof or that may occur after the date hereof. Lender has not waived any of its rights or remedies and nothing in this Forbearance Agreement, or any delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

SECTION 5. TERMINATION EVENTS.

Each of the following shall constitute a “Forbearance Termination Event”:

5.1 The occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents, including without limitation this Forbearance Agreement, other than the Existing Events of Default;

5.2 Any representation or warranty made or deemed made by Borrower herein or which is contained in any certificate, document or financial or other statement furnished by Borrower at any time under or in connection with this Forbearance Agreement or otherwise shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

5.3 The Borrower shall default in the observance or performance of any covenant, obligation, or agreement contained in this Forbearance Agreement;

5.4 The occurrence of any event which could reasonably be expected to result in an adverse change in (a) the Borrower’s financial condition or business operations or (b) the ability of the Borrower to comply with the terms of this Forbearance Agreement; or

5.5 The commencement of any action, suit, litigation, investigation or other proceeding (i) against Lender by Borrower or entity controlled by, affiliated with, related to or under common control with Borrower; and (ii) against Lender by any Person asserting claims relating in any way to Borrower, the Loan Agreement, the Loan Documents, or the Collateral.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Borrower represents, warrants and covenants with and to Lender, in addition to the continuing covenants and agreements made by Borrower to Lender pursuant to the Loan Documents, as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

6.1 Authorization, Execution and Delivery. This Forbearance Agreement has been duly authorized, executed and delivered by all necessary action on the part of Borrower, and, if necessary, its equity holders and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against it in accordance with their terms.

6.2 Accuracy of Existing Representations and Warranties. All of the representations and warranties set forth in the Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; provided that any such representations or warranties made as of the Closing Date shall be true and correct in all material respects as of the Forbearance Effective Date.

6.3 No Default. No Event of Default, as of the date hereof, exists or has occurred and is continuing other than the Existing Events of Default.

6.4 Additional Defaults. The parties hereto acknowledge, confirm and agree that any misrepresentation by Borrower, or any failure of Borrower to comply with the covenants, conditions and agreements contained in this Forbearance Agreement or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Loan Agreement and the other Loan Documents, and shall not be subject to any cure or grace period.

SECTION 7. ADDITIONAL COVENANTS AND AGREEMENTS.

7.1 Capital Contribution. On or before (i) July 18, 2025, Ross Sklar shall make a capital contribution to Borrower equal to not less than Five Hundred Thousand ($500,000) in the form of Subordinated Debt (the “July 2025 Capital Contribution”) and (ii) August 15, 2025, Ross Sklar shall make a capital contribution to Borrower equal to not less than Five Hundred Thousand ($500,000) in the form of Subordinated Debt (the “August 2025 Capital Contribution”; and together with the July 2025 Capital Contribution, collectively, the “Capital Contribution”). In connection with the Capital Contributions, Borrower shall deliver to Lender:

(a) at least five (5) Business Days prior to the receipt by Borrower of each Capital Contribution (or such later date as Lender may agree to in its discretion), copies of all material agreements relating to such Capital Contribution which agreements shall be in form and substance acceptable to Lender;

(b) on or before the receipt by Borrower of each Capital Contribution (or such later date as Lender may agree to in its discretion), fully executed copies of all material agreements relating to such Capital Contribution substantially in the form provided pursuant to Section 7.4(a) above; and

(c) on or before the receipt by Borrower of each Capital Contribution (or such later date as Lender may agree to in its discretion), an amendment to the Subordination Agreement, dated as of May 24, 2024, duly executed by Ross Sklar and Lender, which amendment shall be in form and substance acceptable to Lender.

7.2 Financial Covenants. From the month ended June 30, 2025 through the Forbearance Termination Date, Borrower shall not be required to comply with the minimum EBITDA covenant set forth in Section 8.1 of the Loan Agreement.

7.3 Additional Audits, Inspections, and Appraisals. Without in any way limiting the rights set forth herein or in the Loan Agreement, and in addition to all other rights and remedies available to the Lender, Lender shall be permitted to conduct such additional audits, field exams, and inspections, as the Lender may determine to be necessary or appropriate, all at the Borrower’s sole cost and expense, and the Loan Parties agree to cooperate with Lender’s consultants and representatives, including granting such consultants and representatives reasonable access to the Loan Parties’ premises, books and records, and personnel in connection with the foregoing. For the avoidance of doubt, such permission granted by this Section 7.6, shall include, but not be limited to, the ability of Lender to audit, test, and inspect, any and all receipts, disbursements, Collateral, and loan balances of the Borrower on a weekly basis.

7.4 Exclusive Obligations of Borrower. The Borrower hereby acknowledges, covenants, and agrees that nothing in this Forbearance Agreement or otherwise shall or shall be construed to obligate or require, or evidence any agreement or commitment of Lender, to make Revolving Loans, fund or otherwise ensure that Borrower has sufficient funding to pay any of the expenses or other obligations that Borrower is required to pay in accordance with the terms and conditions of this Forbearance Agreement or under the other Loan Documents. Lender shall have no obligation to extend any Revolving Loans or other financial accommodations to Borrower and any such extensions shall be in Lender’s sole and absolute discretion.

7.5 Application of Proceeds. Borrower hereby covenants and agrees that any proceeds Borrower receives in connection with (i) any of Borrower’s Accounts, (ii) the sale of any Inventory owned by Borrower, (iii) any licenses or other similar rights provided to any other Person in or with respect to any Intellectual Property owned or controlled by Borrower and (iv) the sale of any other assets of the Borrower, shall be held in trust for Lender and immediately remitted to Lender for application to the Obligations in such order and manner as determined by Lender.

7.6 Release.

(a) In consideration of the agreements of Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Lender, its successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or its successors, assigns or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Forbearance Agreement, in connection with the Loan Agreement or other Loan Documents, as amended and supplemented through the date hereof.

(b) Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

7.7 Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that Borrower will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 7.8 above. If Borrower violates the foregoing covenant, then Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.8 Waiver of Statutory Provisions. BORROWER HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS. BORROWER AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS MUTUAL RELEASE.

SECTION 8. CONDITIONS TO EFFECTIVENESS.

The forbearance provisions set forth in Section 4.2 herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Lender:

(a) the receipt by Lender of an original (or faxed or electronic copy) of this Forbearance Agreement, duly authorized, executed and delivered by Borrower;

(b) all of the representations and warranties contained in this Forbearance Agreement, the Loan Agreement and each of the other Loan Documents, as amended hereby, shall be true and correct in all material respects after giving effect to this Forbearance Agreement, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(c) after giving effect to the provisions of this Forbearance Agreement, no Default or Event of Default, other than the Existing Events of Default, shall exist or shall have occurred and be continuing.

SECTION 9. PROVISIONS OF GENERAL APPLICATION.

9.1 Effect of this Forbearance Agreement. Except as expressly set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Forbearance Agreement and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Forbearance Agreement and the other Loan Documents, the terms of this Forbearance Agreement shall control. The Loan Agreement and this Forbearance Agreement shall be read and construed as one agreement.

9.2 Binding Agreement; No Third Party Beneficiaries. This Forbearance Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Forbearance Agreement is solely for the benefit of Lender, Borrower, and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Forbearance Agreement.

9.3 Costs and Expenses. In addition to all other fees and expenses payable by Borrower to Lender under the Loan Documents or otherwise, Borrower shall reimburse Lender for all costs and expenses including, without limitation, all legal fees and expenses incurred by Lender in the structuring, negotiation, arrangement and/or preparation of this Forbearance Agreement and the agreements, documents and/or instruments in connection herewith or contemplated hereby.

9.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Forbearance Agreement.

9.5 Governing Law. The validity, interpretation and enforcement of this Forbearance Agreement and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

9.6 Waiver of Jury Trial. To the fullest extent permitted by applicable law, Borrower hereby irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under this agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this agreement or the transactions contemplated hereby, in each instance whether now existing or hereafter arising and whether in contract, tort, equity or otherwise.

9.7 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Forbearance Agreement.

9.8 Counterparts. This Forbearance Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Forbearance Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Forbearance Agreement. Any party delivering an executed counterpart of this Forbearance Agreement by telecopier or other electronic method of transmission also shall deliver an original executed counterpart of this Forbearance Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Forbearance Agreement as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:

STARCO BRANDS, INC.

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

WHIPSHOTS HOLDINGS, LLC

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

WHIPSHOTS, LLC

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

THE AOS GROUP INC.

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

SKYLAR BODY, LLC

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

SOYLENT NUTRITION, INC.

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	CEO

[Signature Page to Forbearance Agreement (Starco)]

LENDER:

GIBRALTAR BUSINESS CAPITAL, LLC

By:	/s/ Todd A. Seehase
Name:	Todd A. Seehase
Title:	SVP

[Signature Page to Forbearance Agreement (Starco)]